                                                                    EXHIBIT 2.1



                           STOCK PURCHASE AGREEMENT

                                 by and among

                           Lamar Advertising Company
                                   as Buyer,

                         Outdoor Communications, Inc.,
                                as the Company

                                      and

               The Stockholders of Outdoor Communications, Inc.,
                              as the Stockholders


                                August 10, 1998

                            STOCK PURCHASE AGREEMENT

                                     INDEX


                                                                                    Page
SECTION 1.             CERTAIN DEFINITIONS..........................................   1

SECTION 2.             SALE OF COMPANY SECURITIES AND PURCHASE PRICE................   6
                 2.1   Purchase and Sale of Company Securities......................   6
                 2.2   Purchase Price...............................................   6
                 2.3   Post-Closing Purchase Price Adjustment.......................   7
                 2.4   Closing Deliveries; Payment..................................   7
                 2.5   Time and Place of Closing....................................   8
                 2.6   The Stockholders' Representative.............................   8

SECTION 3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY................   10
                 3.1   Making of Representations and Warranties.....................   10
                 3.2   Organization and Qualifications of the Company...............   10
                 3.3   Capital Stock of the Company; Beneficial Ownership...........   10
                 3.4   Subsidiaries.................................................   10
                 3.5   Authority of the Company; Consents and Approvals.............   11
                 3.6   Real and Personal Property...................................   12
                 3.7   Financial Statements; SEC Reports............................   12
                 3.8   Taxes........................................................   13
                 3.9   Ordinary Course..............................................   13
                 3.10  Intellectual Property........................................   13
                 3.11  Contracts....................................................   14
                 3.12  Litigation...................................................   14
                 3.13  Insurance....................................................   14
                 3.14  Finder's Fee.................................................   14
                 3.15  Corporate Records; Copies of Documents.......................   14
                 3.16  Employee Benefit Programs....................................   14
                 3.17  Labor Disputes...............................................   16
                 3.18  Environmental Matters........................................   17
                 3.19  List of Directors and Officers...............................   17
                 3.20  Absence of Certain Changes...................................   17
                 3.21  Affiliate Transactions.......................................   18
                 3.22  Permits......................................................   18
                 3.23  Compliance with Law..........................................   18
                 3.24  No Undisclosed Liabilities...................................   18
                 3.25  Disclaimer of Other Representations and Warranties;
                       Knowledge; Disclosure........................................   19

SECTION 4.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDERS....   20



                 4.1  Company Securities...........................................   20
                 4.2  Authority....................................................   20
                 4.3  Termination of Management Options............................   21
                 4.4  Noncompetition...............................................   21

SECTION 5.            COVENANTS OF THE COMPANY.....................................   21
                 5.1  Making of Covenants and Agreements...........................   21
                 5.2  Affirmative Covenants Pending Closing........................   21
                 5.3  Negative Covenants Pending Closing...........................   22
                 5.4  Authorization from Others....................................   23
                 5.5  Access and Information.......................................   23
                 5.6  Hart-Scott-Rodino Filings....................................   23
                 5.7  No Solicitation..............................................   23

SECTION 6.            REPRESENTATIONS AND WARRANTIES OF BUYER......................   23
                 6.1  Making of Representations and Warranties.....................   23
                 6.2  Organization of Buyer........................................   23
                 6.3  Authority of Buyer; Consents and Approvals...................   24
                 6.4  Litigation...................................................   24
                 6.5  Finder's Fee.................................................   25
                 6.6  Financial Ability to Perform.................................   25
                 6.7  Acknowledgment of Buyer......................................   25

SECTION 7.            COVENANTS OF BUYER...........................................   25
                 7.1  Making of Covenants and Agreement............................   25
                 7.2  Confidentiality..............................................   25
                 7.3  Hart-Scott-Rodino Filings....................................   25
                 7.4  Consummation of Agreement....................................   25
                 7.5  Indebtedness of the Company..................................   25
                 7.6  Employee Matters.............................................   26
                 7.7  Books and Records............................................   27
                 7.8  Severance Payments...........................................   27

SECTION 8.            CONDITIONS...................................................   27
                 8.1  Conditions to the Obligations of Buyer.......................   27
                 8.2  Conditions to Obligations of the Company and
                      the Stockholders.............................................   28

SECTION 9.            TERMINATION OF AGREEMENT; RIGHTS TO PROCEED..................   28
                 9.1  Termination..................................................   28
                 9.2  Effect of Termination........................................   29

SECTION 10.           SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                      INDEMNIFICATION; OTHER REMEDIES..............................   30



                 10.1  Survival....................................................   30
                 10.2  Information.................................................   30
                 10.3  Indemnification of Buyer and Its Affiliates.................   30
                 10.4  Indemnification of the Stockholders and any Affiliate
                       of the Stockholders.........................................   31
                 10.5  Remedies....................................................   32
                 10.6  Certain Limitations.........................................   33

SECTION 11.            MISCELLANEOUS...............................................   34
                 11.1  Governing Law...............................................   34
                 11.2  Notices.....................................................   34
                 11.3  Entire Agreement............................................   35
                 11.4  Assignability; Binding Effect...............................   36
                 11.5  Captions and Gender.........................................   36
                 11.6  Execution in Counterparts...................................   36
                 11.7  Amendments..................................................   36
                 11.8  Publicity and Disclosures...................................   36
                 11.9  Consent to Jurisdiction.....................................   36
                 11.10 Dispute Resolution..........................................   36

                           STOCK PURCHASE AGREEMENT


     AGREEMENT entered into as of August 10, 1998 by and among Lamar Advertising Company, ("Buyer"), Outdoor Communications, Inc., a Delaware corporation (the "Company"), and all of the holders (collectively referred to as the "Stockholders" and each, individually, as a "Stockholder") of the Company Securities.


                              W I T N E S S E T H

     WHEREAS, the Stockholders own of record and beneficially all of the issued and outstanding capital stock of the Company, consisting of 8,417.72 shares of the Company's Class A Common Stock, 3,689.28 shares of the Company's Class B Common Stock, and 186,130.52 shares of the Company's Series A Preferred Stock; 5,483,615.90 Preferred LLC Interests; and Management Options to purchase 621 shares of Class A Common Stock (the issued and outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock; the Preferred LLC Interests; and the Management Options are referred to herein collectively as the "Company Securities"); and

     WHEREAS, the Stockholders desire to sell all of the Company Securities to Buyer, and Buyer desires to acquire all of the Company Securities.

     NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


 SECTION 1.    CERTAIN DEFINITIONS.

     1.1 As used herein, the following terms shall have the following designated meanings:

     Aggregate LLC Preferred Return.  The term "Aggregate LLC Preferred Return"
     ------------------------------
shall mean the aggregate LLC Preferred Returns payable to all holders of Preferred LLC Interests pursuant to Section 2.2(b).

     Aggregate Preferred Stock Liquidation Amount.  The term "Aggregate
     --------------------------------------------
Preferred Stock Liquidation Amount" shall mean the aggregate Preferred Stock Liquidation Amounts payable to all holders of Series A Preferred Stock pursuant to Section 2.2(a).

     Base Balance Sheet.  The term "Base Balance Sheet" shall have the meaning
     ------------------
given to such term in Section 3.7 hereof.

     Buyer.  The term "Buyer" shall mean Lamar Advertising Company.
     -----

     Buyer Indemnitee.  The term "Buyer Indemnitee" shall have the meaning given
     ----------------
to such term in Section 10.3 hereof.

     Class A Common Stock.  The term "Class A Common Stock" shall mean the Class
     --------------------
A Common Stock, par value $.01 per share, of the Company.

     Class B Common Stock.  The term "Class B Common Stock" shall mean the Class
     --------------------
B Common Stock, par value $.01 per share, of the Company.

     Closing.  The term "Closing" shall have the meaning given to such term in
     -------
Section 2.5 hereof.

     Closing Date.  The term "Closing Date" shall have the meaning given to such
     ------------
term in Section 2.5 hereof.

     Closing Working Capital.  The term "Closing Working Capital" shall mean the
     -----------------------
Working Capital of the Company at Closing determined in accordance with Section 2.3(a).

     Common Stock.  The term "Common Stock" shall mean shares of Class A Common
     ------------
Stock and Class B Common Stock.

     Common Stock Consideration.  The term "Common Stock Consideration" shall
     --------------------------
mean an amount equal to the quotient (a) the sum of the Net Equity Value plus an amount equal to the aggregate exercise price of all of the Management Options divided by (b) the number of shares of Common Stock outstanding at the Closing Date assuming exercise of all of the Management Options.

     Company.  The term "Company" shall mean Outdoor Communications, Inc., a
     -------
Delaware corporation.

     Company Securities.  The term "Company Securities" shall have the meaning
     ------------------
given to such term in the preamble to this Agreement.

     Costs.  The term "Costs" shall have the meaning given to such term in
     -----
Section 10.3 hereof.

     Credit Agreement.  The term "Credit Agreement" shall mean the Credit
     ----------------
Agreement dated as of August 15, 1997 (the "Credit Agreement"), by and among the Company, the Subsidiaries, First Union National Bank, as Co-Agent, CIBC Inc., as Documentation Agent, Chase Manhattan Bank, as Administrative Agent, and various lending institutions party thereto.

     Damages.  The term "Damages" shall have the meaning given to such term in
     -------
Section 10.3 hereof.

     Encumbrances.  The term "Encumbrances" shall have the meaning given to such
     ------------
term in Section 3.6 hereof.

     ERISA.  The term "ERISA" shall have the meaning given to such term in
     -----
Section 3.16 hereof.

     Estimated Working Capital.  The term "Estimated Working Capital" shall mean
     -------------------------
the amount of the Company's Working Capital at Closing, as set forth in a statement provided by the Company to Buyer not later than three (3) business days prior to the Closing.

     Estimated Working Capital Adjustment.  The term "Estimated Working Capital
     ------------------------------------
Adjustment" shall mean an amount (which amount may be a positive or negative number) equal to Estimated Working Capital minus $6,623,000.

     Exchange Act.  The term "Exchange Act" shall have the meaning given to such
     ------------
term in Section 3.5 hereof.

     Governmental Entity.  The term "Governmental Entity" shall have the meaning
     -------------------
given to such term in Section 3.5 hereof.

     Gross Enterprise Value.  The term "Gross Enterprise Value" shall mean the
     ----------------------
sum of (i) Three Hundred Eighty-Five Million Dollars ($385,000,000) plus (ii) an amount equal to the Estimated Working Capital Adjustment.

     Hart-Scott-Rodino Act.  The term "Hart-Scott-Rodino Act" shall mean  the
     ---------------------
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended

     Indebtedness.  The term "Indebtedness" means (without duplication), with
     ------------
respect to any person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a long-term liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included (i) any capitalized lease obligations of such person, (ii) obligations secured by a lien to which the property or assets owned or held by such person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured), (iii) guarantees of obligations of other persons which would be included within this definition for such other persons (whether or not such items would appear upon the balance sheet of the guarantor) and (iv) all obligations for the reimbursement of any obligor on any letter of credit with respect to drawings made thereunder and not yet reimbursed.

     Indebtedness Amount.  The term "Indebtedness Amount" shall mean the sum of
     -------------------
(i) the outstanding indebtedness of the Company and the Subsidiaries under the Credit Agreement as of the Closing Date, excluding any indebtedness arising from the letter of credit securing payment of the Stockholder Note; (ii) the outstanding principal plus accrued and unpaid interest on the Subordinated Notes as of the Closing Date; (iii) the outstanding principal plus accrued and unpaid interest on the Stockholder Note as of the Closing Date; and (iv) such other outstanding principal and accrued interest as shall constitute Indebtedness and which is not characterized as a current liability under the determination of Working Capital; each as certified by the Company to Buyer no later than two (2) business days prior to the Closing Date.

     Intellectual Property.  The term "Intellectual Property" shall have the
     ---------------------
meaning given to such term in Section 3.10 hereof.

     IRS.  The term "IRS" shall mean the Internal Revenue Service.
     ---

     Leased Real Properties.  The term "Leased Real Properties" shall have the
     ----------------------
meaning given to such term in Section 3.6 hereof.

     LLC Preferred Return.  The term "LLC Preferred Return" means the amount
     --------------------
payable to a holder of Preferred LLC Interests sufficient to cause such holder to have received, as of the date of determination, the amount of such holder's preferred capital contribution to OCIH LLC plus a 10% cumulative rate of return on such holder's preferred capital contribution, less amounts previously distributed to such holder.

     Losses.  The term "Losses" shall have the meaning given to such term in
     ------
Section 10.3 hereof.

     Management Options.  The term "Management Options" shall mean all issued
     ------------------
and outstanding options, as of the Closing Date, granted pursuant to the Company's 1998 Stock Option and Incentive Plan.

     Material Adverse Effect.  The term "Material Adverse Effect" means any
     -----------------------
change in, effect on, or circumstances that, individually or in the aggregate, would have a materially adverse effect on the operations, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

     Net Equity Value.  The term "Net Equity Value" shall mean the Gross
     ----------------
Enterprise Value minus the sum of (a) the Indebtedness Amount, (b) the Aggregate Preferred Stock Liquidation Amount and (c) the Aggregate LLC Preferred Return.

     Owned Real Properties.  The term "Owned Real Properties" shall have the
     ---------------------
meaning given to such term in Section 3.6 hereof.

     Post-Closing Working Capital Statement.  The term "Post-Closing Working
     --------------------------------------
Capital Statement" shall have the meaning given to such term in Section 2.3(a) hereof.

     Preferred LLC Interests.  The term "Preferred LLC Interests" shall mean the
     -----------------------
preferred membership interests in OCIH LLC, a Delaware limited liability company, in which the Company is the sole holder of common membership interests.

     Preferred Stock Liquidation Amount.  The term "Preferred Stock Liquidation
     ----------------------------------
Amount" shall mean the sum of $100.00 per share of Series A Preferred Stock (subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to the Series A Preferred Stock) plus all accrued dividends payable
                                              ----
with respect to one share of Series A Preferred Stock pursuant to the terms of Series A Preferred Stock as of the Closing Date.

     SEC Reports.  The term "SEC Reports" shall have the meaning given to such
     -----------
term in Section 3.6 hereof.

     Series A Preferred Stock.  The term "Series A Preferred Stock" shall mean
     ------------------------
the Series A Preferred Stock, par value $.01 per share, of the Company.

     Stockholder Indemnitee.  The term "Stockholder Indemnitee" shall have the
     ----------------------
meaning given to such term in Section 10.4 hereof.

     Stockholder Note.  The term "Stockholder Note" shall mean the promissory
     ----------------
note in the principal amount of $2,000,000 issued by the Company to John C Stanley IV.

     Stockholders.  The term "Stockholders" shall mean all of the stockholders
     ------------
and option holders of the Company and all of the holders of preferred membership interests in OCIH LLC.

     Stockholders' Representative.  The term "Stockholders' Representative"
     ----------------------------
shall have the meaning given to such term in Section 2.6 hereof.

     Subordinated Notes.  The term "Subordinated Notes" shall mean the Company's
     ------------------
9-1/4% Senior Subordinated Notes due 2007, issued pursuant to that certain Indenture dated as of August 15, 1997 by and among the Company, the Subsidiaries and First Union National Bank.

     Subsidiaries.  The term "Subsidiaries" shall have the meaning given to such
     ------------
term in Section 3.4 hereof.

     Surviving Representations.  The term "Surviving Representations" shall have
     -------------------------
the meaning given to such term in Section 10.1 hereof.

     Working Capital.  The term "Working Capital" shall mean (a) current assets
     ---------------
minus (b) current liabilities, excluding all accrued and unpaid interest and principal included in the Indebtedness Amount and amounts payable pursuant to the arrangements disclosed in Items 1, 2 and 3 of Schedule 7.6 hereto,
                                                  ------------
determined in accordance with generally accepted accounting principles consistently applied by the Company.


 SECTION 2.    SALE OF COMPANY SECURITIES AND PURCHASE PRICE.

     2.1  Purchase and Sale of Company Securities.  In consideration of and in
          ---------------------------------------
reliance upon the representations, warranties and covenants contained herein and subject to the terms and conditions of this Agreement, at the Closing, each Stockholder shall sell, and Buyer shall purchase, the Company Securities listed opposite such Stockholder's name on Exhibit A attached hereto for the purchase
                                    ---------
price set forth in Section 2.2.

     2.2  Purchase Price. At the Closing, Buyer shall pay to the Stockholders
          --------------
the following amounts:

          (a) Buyer shall pay to each holder of the Company's Series A Preferred Stock cash in an amount equal to such holder's Preferred Stock Liquidation Amount multiplied by the number of shares of Series A Preferred Stock held by such holder;

          (b) Buyer shall pay to each holder of Preferred LLC Interests cash in an amount equal to such holder's LLC Preferred Return;

          (c) Buyer shall pay to each holder of Management Options cash in an amount equal to (x) the Common Stock Consideration minus the exercise price per share of Class A Common Stock provided for under the terms of the Management Option, multiplied by (y) the number of shares of Class A Common Stock that would have been received by such holder if all Management Options held by such holder were exercised prior to the Closing; and

          (d) Buyer shall pay to each Stockholder cash in an amount equal to the Common Stock Consideration multiplied by the number of shares of Common Stock held by such Stockholder.

     2.3  Post-Closing Purchase Price Adjustment.
          --------------------------------------

          (a) Within thirty (30) days following the Closing, Buyer will furnish to the Stockholders' Representative a statement (the "Post-Closing Working Capital Statement") which sets forth Buyer's calculation of the Working Capital of the Company at Closing. Buyer will give the Stockholders' Representative and its accountants and attorneys reasonable access to the premises of the Company, to its books, records, and work papers, and to the appropriate personnel of Buyer and the Company for purposes of confirming the Post-Closing Working Capital Statement. Unless the Stockholders' Representative notifies Buyer in writing that it disagrees with the Post-Closing Working Capital Statement within 30 days after the Stockholders' Representative's receipt thereof, the Post-Closing Working Capital Statement shall be conclusive and binding on all parties hereto and not subject to dispute or review and Buyer's calculation of the Working Capital at Closing as set forth therein shall be the "Closing Working Capital" for purposes of Section 2.3(b). If the Stockholders' Representative notifies Buyer in writing of its disagreement with the Post-Closing Working Capital Statement within such 30-day period, then the Stockholders' Representative and Buyer shall attempt to resolve their differences with respect thereto within 30 days after Buyer's receipt of the Stockholders' Representative's written notice of disagreement. Any dispute regarding the Post-Closing Working Capital Statement not resolved by the Stockholders' Representative and Buyer within such 30-day period will be resolved by KPMG or another accounting firm mutually acceptable to both parties. The parties will engage the accounting firm within seven days after such 30-day period. The determination by the accounting firm so selected of the Working Capital at Closing shall be made within twenty (20) days of its engagement, shall be conclusive and binding upon all parties hereto and not subject to dispute or review, and shall be the "Closing Working Capital" for purposes of
Section 2.3(b). The fees and expenses of such accounting firm in acting (in the event of a dispute) under this Section shall be shared equally by Buyer and the Stockholders.

          (b) Within five (5) business days following determination of the Closing Working Capital in accordance with Section 2.3(a), (i) in the event the Closing Working Capital is less than the Estimated Working Capital, each Stockholder shall pay to Buyer an amount equal to such Stockholder's pro rata share (as set forth in column 7 of Exhibit A attached hereto) of the difference
                                   ---------
between such amounts or, (ii) in the event the Closing Working Capital is greater than the Estimated Working Capital, Buyer shall pay to the Stockholders' Representative, on behalf of the Stockholders, the difference between such amounts.

     2.4  Closing Deliveries; Payment.
          ---------------------------

          (a) At the Closing, each Stockholder shall deliver or cause to be delivered to Buyer certificates or other instruments representing all of the Company Securities owned by such Stockholder. Such stock certificates or other instruments shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank.

          (b) Buyer shall pay the purchase price set forth in Section 2.2 by wire transfer of immediately available funds to an account designated by the Stockholders' Representative for distribution to the Stockholders.

     2.5  Time and Place of Closing.  The closing of the purchase and sale
          -------------------------
provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts, at 10:00 a.m. on the date (the "Closing Date") that is five (5) business days following the date on which the conditions to closing set forth in Sections 8.1(c) and 8.2(c) of this Agreement shall have been satisfied.

     2.6  The Stockholders' Representative.
          --------------------------------

          (a) By the execution and delivery of this Agreement, each Stockholder hereby irrevocably constitutes and appoints Media/Communications Partners II Limited Partnership and John C Stanley IV, and each of them acting singly, as his, her or its true and lawful agent and attorney-in-fact (together, the "Stockholders' Representative"), with full power of substitution to act in its name, place and stead with respect to all transactions contemplated by and all terms and provisions of this Agreement, and to act on its behalf in any dispute, litigation or arbitration involving this Agreement, and to do or refrain from doing all such further acts and things, and execute all such documents as the Stockholders' Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including, without limitation, the power:

               (i) to waive any condition to the obligations of such Stockholder to consummate the transactions contemplated by this Agreement;

               (ii) to execute and deliver all ancillary agreements, certificates and documents, and to make representations and warranties therein, on behalf of such Stockholder which the Stockholders' Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement;

               (iii) to receive on behalf of, and to distribute (after payment of (A) any unpaid expenses chargeable to the Stockholders or the Company prior to the Closing in connection with the transactions contemplated by this Agreement, including, without limitation any investment banking fee payable to Chase Securities Inc. by the Company and (B) amounts payable by the Stockholders pursuant to Section 2.3(b)), all amounts payable to such Stockholder under the terms of this Agreement; and

               (iv) to do or refrain from doing any further act or deed on behalf of such Stockholder which the Stockholders' Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement, as fully and completely as such Stockholder could do if personally present.

          (b) The appointment of the Stockholders' Representative shall be deemed coupled with an interest and shall be irrevocable, and Buyer, its affiliates and any other person may conclusively and absolutely rely, without inquiry, upon any action of the Stockholders' Representative on behalf of the Stockholders in all matters referred to herein. All notices delivered by Buyer or the Company (following the Closing) to the Stockholders' Representative (whether pursuant hereto or otherwise) for the benefit of the Stockholders shall constitute notice to the Stockholders. The Stockholders' Representative shall act for the Stockholders on all of the matters set forth in this Agreement in the manner the Stockholders' Representative believes to be in the best interest of the Stockholders and consistent with his obligations under this Agreement, but the Stockholders' Representative shall not be responsible to the Stockholders for any loss or damages it or they may suffer by reason of the performance by the Stockholders' Representative of its duties under this Agreement, other than loss or damage arising from willful violation of the law or gross negligence in the performance of his duties under this Agreement.

          Each Stockholder agrees to indemnify and hold harmless the Stockholders' Representative from any loss, damage or expense arising from the performance of its duties as the Stockholders' Representative hereunder, including without limitation the cost of legal counsel retained by the Stockholders' Representative on behalf of the Stockholders, but excluding any loss or damage arising from willful violation of the law or gross negligence in the performance of his duties under this Agreement.

          (c) All actions, decisions and instructions of the Stockholders' Representative taken, made or given pursuant to the authority granted to the Stockholders' Representative pursuant to paragraph (a) above shall be conclusive and binding upon each Stockholder, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

          (d) The provisions of this Section 2.4 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death or dissolutions, granted by the Stockholders to the Stockholders' Representative and shall be binding upon the executors, heirs, legal representatives, successors and assigns of each such Stockholder.

          (e) Buyer and the Company (following the Closing) shall be entitled to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Stockholders or the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against any Buyer for any action taken by any of them in reliance upon the instructions or decisions of the Stockholders' Representative.

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     3.1  Making of Representations and Warranties.  The Company hereby makes to
          ----------------------------------------
Buyer the representations and warranties contained in this Section 3.

     3.2  Organization and Qualifications of the Company.  The Company is a
          ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted.
The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

     3.3  Capital Stock of the Company; Beneficial Ownership.  The authorized
          --------------------------------------------------
capital stock of the Company consists of (i) 20,000 shares of the Company's Class A Common Stock, of which 8,417.72 shares are duly and validly issued, outstanding, fully paid and non-assessable; (ii) 20,000 shares of the Company's Class B Common Stock of which 3,689.28 shares are duly and validly issued, outstanding, fully paid and non-assessable; (iii) 300,000 shares of Series A Preferred Stock, of which 186,130.52 shares are duly and validly issued, outstanding, fully paid and non-assessable; and 4,700,000 shares of an undesignated class of preferred stock, par value $.01 per share, none of which are issued and outstanding. Except for the Management Options and shares of Class A Common Stock reserved for issuance with respect thereto, shares of Series 1 Preferred Stock reserved for issuance upon conversion of the Preferred LLC Interests, shares of Class A Common Stock and Class B Common Stock reserved for conversion from one into the other, and shares of Class A Common Stock reserved for issuance upon conversion of shares of Series 1 Preferred Stock, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. Each of the Stockholders owns beneficially and of record the Company Securities set forth opposite such Stockholder's name on Exhibit A
                                                                 ---------
hereto free and clear of any liens, restrictions or encumbrances.

     3.4  Subsidiaries.  The Company's subsidiaries and investments in any other
          ------------
corporation or business organization are listed in Schedule 3.4 (collectively,
                                                   ------------
the "Subsidiaries" or individually, a "Subsidiary").  Except as set forth in

Schedule 3.4, each Subsidiary of the Company is a duly organized, validly
------------
existing corporation or limited liability company in good standing under the laws of the state of its incorporation with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. Except where the failure to be so qualified would not have a Material Adverse Effect, each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company in each jurisdiction where such qualification is required and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction. There are no outstanding warrants, options or other rights to purchase or acquire any of the shares of capital stock of any Subsidiary, or any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities.

     3.5  Authority of the Company; Consents and Approvals.
          ------------------------------------------------

          (a) The Company has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and the Stockholders. This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their terms.

          (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any filing with or notification to, or any consent, approval, authorization or permit from, any governmental or regulatory authority ( a "Governmental Entity") except (i) for applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Act, or other applicable anti-trust laws, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect.

          (c)  Except as set forth in Schedule 3.5, the execution and delivery
                                      ------------
of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement, will not (i) conflict with or violate the Certificate of Incorporation or By-Laws (or other organizational documents, as applicable) of the Company or of any of its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or a Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound, excepting such violations, breaches and defaults which would not individually or in the aggregate have a Material Adverse Effect or (iii) violate any order, judgment, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, in each case, excepting such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations which would not individually or in the aggregate have a Material Adverse Effect.

     3.6  Real and Personal Property.  Schedule 3.6 lists all real properties
          --------------------------   ------------
owned by the Company or its Subsidiaries that are individually material to the operation of the business of the Company ("Owned Real Properties") and all real properties leased by the Company or its Subsidiaries that are individually material to the operation of the business of the Company ("Leased Real Properties"). The Company or a Subsidiary (i) has good and marketable title to all of its Owned Real Properties; (ii) possesses a valid leasehold interest in its Leased Real Properties; and (iii) has title to, or subsisting leasehold interests in, all of its personal properties and assets which are material to the business of the Company and its Subsidiaries and are used solely in the business of the Company and its Subsidiaries or reflected on the Base Balance Sheet (as defined below) (except for property and assets disposed of since the date of the Base Balance Sheet or acquired since the date of the Base Balance Sheet and required by the generally accepted accounting principles to be recorded on the balance sheets of the Company), free and clear of any liens, security interests and other encumbrances ("Encumbrances"), except for (a) Encumbrances set forth on Schedule 3.6, (b) Encumbrances reflected in the Base
                          ------------
Balance Sheet or created in the ordinary course of business subsequent to the date of the Base Balance Sheet, (c) Encumbrances of record or otherwise that do not and will not materially interfere with the present use by the Company or its Subsidiaries of the property subject thereto or affected thereby or which otherwise have not in the aggregate had a Material Adverse Effect, (d) Encumbrances for taxes, assessments or governmental charges, or landlords', mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or which are being contested in good faith and (e) Encumbrances that are reflected in the title reports or surveys, if any, delivered or otherwise made available to Buyer in connection with the transactions contemplated hereby.

     3.7  Financial Statements; SEC Reports.
          ---------------------------------

          (a)  Attached hereto as Schedule 3.7 is a copy of the unaudited
                                  ------------
consolidated balance sheet for the Company (the "Base Balance Sheet") as of June 30, 1998 and the unaudited consolidated statement of operations for the Company for the twelve months ended June 30, 1998 (together with the Base Balance Sheet, the "Unaudited Financial Statements"), each of which has been prepared in conformity in all material respects with generally accepted accounting principles. The audited financial statements of the Company for the twelve months ended June 30, 1998, which shall be delivered by the Company to Buyer prior to the Closing, will not contain any adjustment to the Unaudited Financial Statements that would result in a Material Adverse Effect.

          (b) The Company has filed all required forms, reports and documents with the SEC (collectively, the "SEC Reports"), all of which were prepared in accordance with and complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act.

          (c) None of the SEC Reports, including, without limitation, any financial statements or schedules included therein, as of the dates they were respectively filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and the balance sheets (including the related notes) included in the SEC Reports fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and cash flows of the Company and its consolidated subsidiaries for the respective fiscal periods set forth therein in accordance with generally accepted accounting principles applied on a consistent basis, except in the case of interim financial statements for normal recurring and certain non-recurring adjustments necessary for a fair presentation of the financial position and operating results of the Company and its consolidated subsidiaries for the interim periods.

     3.8  Taxes.
          -----

     (a) Each of the Company and its Subsidiaries has filed all federal, state, local and foreign tax returns (including income tax returns) that it was required to file, and has paid all taxes shown thereon as owing, except where the failure to file tax returns or to pay taxes would not have a Material Adverse Effect.

     (b)  Schedule 3.8 contains a list of income tax returns filed by the
          ------------
Companyand its Subsidiaries since June 30, 1996.  Schedule 3.8 indicates those
                                                  ------------
 tax returns that have been audited and those tax returns that currently are the subject of audit.

     (c)  Except as indicated on Schedule 3.8, neither the Company nor any
                                 ------------
Subsidiary has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

     (d)  Except as indicated on Schedule 3.8, neither the Company nor any
                                 ------------
Subsidiary is a party to any tax allocation or sharing agreement.

     3.9  Ordinary Course.  Except as set forth on Schedule 3.9, since the date
          ---------------                          ------------
of the Base Balance Sheet, each of the Company and its Subsidiaries has conducted its business only in the ordinary course and consistent with its prior practices.

     3.10 Intellectual Property.  The Company or a Subsidiary has ownership of,
          ---------------------
or license to use, all copyrights, or trademarks (collectively, "Intellectual Property") used in the business of the Company and its Subsidiaries as presently conducted. All of the rights of the Company and the Subsidiaries in such Intellectual Property are freely transferable. To the knowledge of the Company, no proceedings have been instituted, or are pending or threatened, which challenge the rights of the Company or the Subsidiaries in such Intellectual Property.

     3.11 Contracts.  Except for contracts, commitments, plans, agreements and
          ---------
licenses described in Schedule 3.11 (true and complete copies of which have been
                      -------------
delivered to Buyer), neither the Company nor any of the Subsidiaries is a party to:

          (a) any employment contract or contract for services which requires the payment of more than $50,000 annually or which is not terminable within 30 days by the Company or a Subsidiary without liability for any penalty or severance payment;

          (b) any other contracts or agreements creating any obligations of the Company or a Subsidiary of $100,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement; or

          (c) any contract containing covenants limiting the freedom of the Company or a Subsidiary to compete in any line of business or with any person or entity.

     3.12  Litigation.  Except for matters described in Schedule 3.12, there is
           ----------                                   -------------
no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or its affiliates which may have a Material Adverse Effect or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     3.13  Insurance.  The physical properties and assets of the Company and its
           ---------
Subsidiaries are insured to the extent disclosed in Schedule 3.13 attached
                                                    -------------
hereto and all such insurance policies and arrangements are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid.

     3.14  Finder's Fee.  Except for the investment banking fee payable to Chase
           ------------
Securities Inc. in connection with the transactions contemplated by this Agreement and payable by the Stockholders from the amounts paid to the Stockholders hereunder, the Company has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     3.15  Corporate Records; Copies of Documents.  The copies of the corporate
           --------------------------------------
records of the Company and each of its Subsidiaries, as made available to Buyer for review, are true and complete copies of the originals of such documents. The Company has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

     3.16  Employee Benefit Programs.
           -------------------------

          (a) Schedule 3.16 lists every Employee Program (as defined below) that
              -------------
is maintained (as defined below) by the Company or any Subsidiary at the date hereof.

          (b) Each Employee Program maintained by the Company or any Subsidiary as of the date hereof and which is intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section.

          (c) The Company does not know and has no reason to know, of any material failure of any party to comply with any laws applicable to the Employee Programs by the Company or any Subsidiary as of the date hereof. With respect to any Employee Program ever maintained by the Company or any Subsidiary as of the date hereof, there has occurred no "prohibited transaction," as defined in
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or breach of any material duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any material taxes, penalties or other liability to the Company, any Subsidiary or Buyer. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any such Employee Program.

          (d) Neither the Company nor any Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or
(ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or applicable state laws) or has ever promised to provide such post-termination benefits.

          (e) With respect to each Employee Program maintained by the Company or any Subsidiary as of the date hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Sections 401 or 501(c)(9); (iii) the two most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program and all modifications thereto; and (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program.

          (f)  For purposes of this section:

               (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

               (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

               (iii) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company or any of its Subsidiaries under ERISA Section 4001(b) or part of the same "controlled group" as the Company or any of its Subsidiaries for purposes of ERISA
     Section 302(d)(8)(C).

               (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

     3.17  Labor Disputes.  Except as set forth on Schedule 3.17 (i) there is no
           --------------                          -------------
labor strike, dispute, or work stoppage or lockout pending or, to the best of the knowledge of the Company, organizing or demand for recognition, or, to the best of the knowledge of the Company, threatened against or affecting the Company or any Subsidiary; (ii) no question concerning representation exists respecting employees of the Company or any Subsidiary; (iii) there is no unfair labor practice charge or complaint against the Company or any Subsidiary, or to the best of the knowledge of the Company, threatened against the Company or any Subsidiary before the National Labor Relations Board; (iv) there is no pending or, to the best of the knowledge of the Company, threatened grievance under any applicable collective bargaining agreement; (v) neither the Company nor any Subsidiary has received notice of the intent of any federal, state or local agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and its Subsidiaries and, to the best of the knowledge of the Company, no such investigation is in progress; and (vi) during the past two years there have been no grievance or arbitration proceedings under any collective bargaining agreements concerning the Company or any Subsidiary.

     3.18  Environmental Matters.
           ---------------------

           Except as set forth in Schedule 3.18 or except as would not
                                 -------------
reasonably be expected to result in a Material Adverse Effect, to the best of the Company's knowledge, without any investigation:

           (a) Each of the Company and its Subsidiaries is presently in compliance with all Environmental Laws applicable to the real property owned or leased by the Company or any Subsidiary or to any facilities or improvements or any operations or activities thereon.

           (b) There has been no release or threat of release of any Hazardous Material on, in, under, or from the real property owned or leased by the Company or any Subsidiary.

           (c) No lien has been imposed on the real property owned or leased by the Company or any Subsidiary by any governmental agency at the federal, state, or local level in connection with the presence of any Hazardous Material.

           (d) Neither the Company nor any Subsidiary has: (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to the real property owned or leased by the Company or any Subsidiary or (ii) received any request for information, notice, demand letter, administrative inquiry, or complaint with respect to environmental matters relating to the real property owned or leased by the Company or any Subsidiary.

           (e) The Company or a Subsidiary has all environmental permits necessary for the real property owned or leased by the Company or any Subsidiary.

           (f) For purposes of this Agreement, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant or contaminant, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; and (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or By-law at the foreign, federal, state, or local level.

     3.19  List of Directors and Officers.  Schedule 3.19 hereto contains a true
           ------------------------------   -------------
and complete list of all current directors and officers of the Company and each of its Subsidiaries.

     3.20  Absence of Certain Changes.  Since the date of the Base Balance
           --------------------------
Sheet, the business conducted by the Company has been conducted only in the ordinary course. Except as set forth in Schedule 3.20 there has not been:
                                         -------------

          (a) any damage, destruction or loss, whether or not covered by insurance, resulting in a Material Adverse Effect;

          (b) any material increase in the compensation or benefits payable or to become payable to any employee of the Company or any Subsidiary;

          (c) any change in the Company's methods of maintaining its books, accounts or business records;

          (d) any sale, transfer or disposal or purchase by the Company or any Subsidiary of any properties or assets with a value in excess of $100,000; or

          (e) any dividend or other distribution in respect of capital stock of the Company to any Stockholder.

     3.21  Affiliate Transactions.  Except as set forth on Schedule 3.21, as of
           ----------------------                          -------------
the Closing, no affiliate of the Company or a Subsidiary or a Stockholder nor any officer or director of any thereof, will have any interest in any property used in or pertaining to the business of the Company and neither the Company nor its Subsidiaries will be indebted or otherwise obligated to any such person, except for matters disclosed in this Agreement and amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance.

     3.22  Permits.  The Company and its Subsidiaries hold all permits that are
           -------
required by any governmental entity to permit each to conduct their respective businesses as now conducted, and all such permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement in each case except where the failure to so hold or to be valid and in full force and effect would not have a Material Adverse Effect on the Company as a whole. To the Company's knowledge, no suspension, cancellation or termination of any of such permits is threatened or imminent that could reasonable be expected to have a Material Adverse Effect.

     3.23  Compliance with Law.  The Company and its Subsidiaries are organized
           -------------------
and have conducted their business in accordance with applicable laws, and the forms, procedures and practices of the Company and its Subsidiaries are in compliance with all such laws, to the extent applicable, the failure to so conduct or the violation of which could reasonably be expected to have a Material Adverse Effect (it being agreed that "legal and non-conforming" signs shall not be in violation of law for purposes of this Section 3.23).

     3.24  No Undisclosed Liabilities.  To the best knowledge of the Company,
           --------------------------
the Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, of a type required by generally accepted accounting principles to be reflected on a balance sheet except (a) liabilities or obligations reflected in any of the Unaudited Financial Statements and (b) liabilities or obligations which would not in the aggregate have a Material Adverse Effect on the Company as a whole.

     3.25  Disclaimer of Other Representations and Warranties; Knowledge;
           --------------------------------------------------------------
           Disclosure.
           ----------

          (a) None of the Company, its representatives, including, without limitation, Chase Securities, Inc. ("Chase") or the Stockholders have made any representations or warranties relating to the Company or the Subsidiaries or the business of the Company or otherwise in connection with the transactions contemplated hereby other than those expressly set forth herein in this Section 3 or Section 4. Without limiting the generality of the foregoing, none of the Company, Chase, other representatives of the Company or the Stockholders has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business of the Company made available to Buyer by Chase or in any presentation of the business of the Company in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including but not limited to the materials made available by Chase and the Company, are not and shall not be deemed to be or to include representations or warranties of the Company. No person has been authorized by the Stockholders or the Company to make any representation or warranty relating to the Stockholders, the Company, the business of the Company or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized by the Stockholders or the Company.

          (b) Whenever a representation or warranty made by the Company herein refers to the knowledge of the Company, such knowledge shall be deemed to consist only of the actual knowledge on the date hereof and on the Closing Date, as applicable, of the senior management of the Company. The Company has not undertaken, nor shall the Company have any duty to undertake, any investigation concerning any matter as to which a representation or warranty is made as to the knowledge of the Company.

          (c) Notwithstanding anything to the contrary contained in this Agreement or in any of the Schedules, any information disclosed in one Schedule shall be deemed to be disclosed in all Schedules. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

          (d) From time to time prior to the Closing, the Company and the Stockholders may amend or supplement the Schedules attached to this Agreement with respect to any matter that, if existing or occurring at or prior to the Closing Date, would have been required to be set forth or described on such a Schedule or that is necessary to complete or correct any information in any representation or warranty contained in this Section 3 or Section 4 hereof, except that no such amendment or supplement shall reflect a matter which would represent or cause a Material Adverse Effect.

 SECTION 4.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDERS.

     As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby severally, and not jointly, makes to Buyer each of the representations and warranties set forth in this Section 4 with respect to such Stockholder.

     4.1  Company Securities. Such Stockholder owns of record and beneficially
          ------------------
the number of the Company Securities set forth opposite such Stockholder's name in Exhibit A. Such Company Securities are, and when delivered by such
   ---------
Stockholder to Buyer pursuant to this Agreement will be, free and clear of any and all liens, encumbrances, charges or claims and upon payment for such Company Securities pursuant to Section 2 hereof at Closing, Buyer will acquire good and valid title to the Company Securities being sold by such Stockholder.

     4.2  Authority.
          ---------

          (a) Such Stockholder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Stockholder pursuant to this Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with their respective terms, and has been duly authorized by all necessary corporate action of each Stockholder which is a corporation, and such Stockholder has full power and authority to transfer, sell and deliver the Company Securities to Buyer pursuant to this Agreement.

          (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder and the consummation of the transactions contemplated by this Agreement, will not (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which such Stockholder is a party or by which it or its properties or assets may be bound or (ii) violate any order, judgment, writ, injunction, decree, statute, treaty, rule or regulation applicable to such Stockholder or its properties or assets.

     4.3  Termination of Management Options.  Each Stockholder who holds
          ---------------------------------
Management Options hereby acknowledges and agrees that such Managements Option shall terminate effective as of the Closing.

     4.4  Noncompetition.  Each of Messrs. John C Stanley IV and A.B. Isbell
          --------------
(together, the "Founding Stockholders" and, each a "Founding Stockholder"), in order to induce Buyer to enter into this Agreement, severally covenants and agrees that neither Founding Stockholder nor any corporation, partnership, limited liability company, trust or other entity owned or controlled by a Founding Stockholder will, directly or indirectly, during the period commencing with the Closing Date and terminating on the first anniversary of the Closing Date, (a) disclose or furnish to any person, other than the Buyer, any proprietary information of, or confidential information relating to the business of the Company, except as required by law; or (b) engage or participate in, be employed by or assist in any manner or in any capacity, or have any interest in or make any loan to any person, firm, corporation or business which engages in the outdoor advertising business in the counties in which the Company has operations as of the Closing Date. Each Founding Stockholder agrees that this provision is reasonable in view of the nature of the Company Securities being purchased and the relevant counties in which the Company has operations and that any breach hereof would result in continuing and irreparable harm to Buyer and would adversely affect the value to Buyer of the Company Securities. The sole exception to this restriction shall be that either Founding Stockholder may make passive investments in a competitive enterprise the shares of which are publicly traded if such investment constitutes less than one percent of the outstanding capital stock or other interests in the equity of such enterprises.

 SECTION 5.    COVENANTS OF THE COMPANY.

     5.1  Making of Covenants and Agreements.  The Company hereby makes the
          ----------------------------------
covenants and agreements set forth in this Section 5.

     5.2  Affirmative Covenants Pending Closing.  The Company shall:
          -------------------------------------

               (i)   Preservation of Personnel.  Use reasonable efforts to
                     -------------------------
     preserve intact and keep available the services of the Company's or the Subsidiaries' present management employees;

               (ii)  Insurance.  Use reasonable efforts to keep in effect
                     ---------
     casualty, public liability, worker's compensation and other insurance policies through the Closing Date, in coverage amounts not less than the same at the date of this Agreement; and

               (iii) Ordinary Course of Business.  Operate the Company's
                     ---------------------------
     business solely in the ordinary course and in the normal, usual and customary manner, in accordance with past practice.

     5.3  Negative Covenants Pending Closing.  Without the prior written consent
          ----------------------------------
of Buyer, the Company shall not and shall cause each Subsidiary not to:

               (i)   Disposition of Assets.  Sell, transfer, mortgage, pledge or
                     ---------------------
     create or permit to be created any security interest on, any of the Company's or the Subsidiaries' assets other than in the ordinary course of business;

               (ii)  Dividends; Distributions.  Declare, set aside or pay any
                     ------------------------
     dividends or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock or repurchase, redeem or otherwise acquire any of its capital stock;

               (iii) Indebtedness. Incur any indebtedness for borrowed money,
                     ------------
     guarantee any indebtedness, issue or sell debt securities or warrants or rights to acquire any debt securities, guarantee (or become liable for) any debt of others, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, create or suffer any material lien thereupon other than working capital borrowings pursuant to credit facilities in existence on the date hereof;

               (iv)  Compensation. Increase the rates of direct compensation
                     ------------
     payable or to become payable to any officer, employee, agent or consultant of the Company or any Subsidiary, except in the ordinary course of business or in accordance with the existing terms of contracts entered into prior to the date of this Agreement or increase the rates of bonus compensation payable or to become payable to any officer, employee, agent or consultant of such Company or Subsidiary, except in the ordinary course of business and in accordance with the existing terms of contracts entered into prior to the date of this Agreement;

               (v)   Capital Stock.  Make any change in the number of shares of
                     -------------
     such Company's capital stock authorized, issued or outstanding or grant any option, warrant or other right to purchase, or to convert any obligation into, shares of the Company's capital stock; provided, however, that any
                                                  --------  -------
     outstanding option, warrant or Preferred LLC Interest may be exercised or converted in accordance with its terms for or to shares of capital stock;

               (vi)  Charter and Bylaws.  Amend the Certificate of
                     ------------------
     Incorporation, Bylaws or limited liability company operating agreement of the Company or any Subsidiary;

               (vii) Acquisitions.  Make any material acquisition or capital
                     ------------
     expenditure other than in the ordinary course of business; or

               (viii)  Accounting Principles.  Change any of the accounting
                       ---------------------
     principles or practices used by it (except as required by generally accepted accounting principles).

     5.4  Authorization from Others. The Company shall use its reasonable
          -------------------------
efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement. The Company will use reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation by the Stockholders and the Company of the transactions contemplated by this Agreement.

     5.5  Access and Information.  The Company shall permit Buyer and its
          ----------------------
representatives after the date of this Agreement to have reasonable access during normal business hours, upon reasonable advance notice, to the books and records of the Company and the Subsidiaries for the purpose of verifying the representations and warranties of the Company hereunder, provided that such access shall be conducted by Buyer and its representatives in such a manner as not to interfere unreasonably with the business or operations of the Company.

     5.6  Hart-Scott-Rodino Filings. Within five (5) business days of the date
          -------------------------
of this Agreement, the Company will make any filings required under the Hart-Scott-Rodino Act in connection with the transactions contemplated by this Agreement.

     5.7  No Solicitation.  Unless this Agreement is terminated in accordance
          ---------------
with its terms, neither the Company nor the Stockholders shall directly or indirectly solicit, knowingly encourage or enter into any agreement with respect to or participate in negotiations with, provide any confidential information to, or otherwise cooperate in any way in connection with, or enter into any agreement with respect to, any third party concerning any merger or any other business combination, sale of all or any substantial portion of the assets or stock of the Company.


 SECTION 6.    REPRESENTATIONS AND WARRANTIES OF BUYER.

     6.1  Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
the Company and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Company and the Stockholders contained in this Section 6.

     6.2  Organization of Buyer.  Buyer is a corporation duly organized, validly
          ---------------------
existing and in good standing under the laws of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

     6.3  Authority of Buyer; Consents and Approvals.
          ------------------------------------------

          (a) Buyer has full right, authority and power to enter into this Agreement, and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement, and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer, including the approval of the Board of Directors of Buyer, and no other action on the part of Buyer is required in connection therewith. This Agreement, and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms.

          (b) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer will not, require any filing with or notification to, or any consent, approval, authorization or permit from, any Governmental Entity except (i) for applicable requirements of the Exchange Act, the Hart-Scott-Rodino Act, or other applicable anti-trust laws, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the transactions contemplated by this Agreement or otherwise prevent Buyer from performing its obligations under this Agreement and would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Buyer.

          (c) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer and the consummation of the transactions contemplated by this Agreement, will not (i) conflict with or violate the Certificate of Incorporation or By-Laws (or other organizational documents, as applicable) of Buyer or of any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Buyer or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, excepting such violations, breaches and defaults which would not individually or in the aggregate have a Material Adverse Effect, or (iii) violate any order, judgment, writ, injunction, decree, statute, treaty, rule or regulation applicable to Buyer or any of its subsidiaries or any of their respective properties or assets, in each case, excepting such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations which would not individually or in the aggregate have a material adverse effect on the business, financial condition or results of operations of Buyer.

     6.4  Litigation.  There is no litigation pending or, to its knowledge,
          ----------
threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     6.5  Finder's Fee.  Buyer has not incurred or become liable for any
          ------------
broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     6.6  Financial Ability to Perform.  Buyer has sufficient funds to purchase
          ----------------------------
the Company Securities and the pay the amount of the Gross Enterprise Value on the terms and conditions contemplated by this Agreement and has heretofore furnished the Company and the Stockholders with sufficient evidence of its ability to purchase the Company Securities and to pay the amount of the Gross Enterprise Value. Buyer acknowledges and agrees that Buyer's performance of its obligations under this Agreement is not in any way contingent upon the availability of financing to Buyer.

     6.7  Acknowledgment of Buyer.  Buyer acknowledges that it is a
          -----------------------
sophisticated investor, that it has undertaken a full investigation of the Company and that it has only a contractual relationship with the Company and the Stockholders, based solely on the terms of this Agreement.


 SECTION 7.    COVENANTS OF BUYER.

     7.1  Making of Covenants and Agreement.  Buyer hereby makes the covenants
          ---------------------------------
and agreements set forth in this Section 7.

     7.2  Confidentiality.  Buyer agrees that, all information provided to Buyer
          ---------------
pursuant hereto shall be subject to that certain confidentiality agreement dated July 24, 1998 executed by Buyer (the "Confidentiality Agreement").

     7.3  Hart-Scott-Rodino Filings.  Within five (5) business days of the date
          -------------------------
of this Agreement, Buyer will make any filings required under the Hart-Scott-Rodino Act in connection with the transactions contemplated by this Agreement. Buyer shall pay all filings and related fees in connection with any such filings which must be made by any of the parties. Buyer hereby covenants and agrees to use its best efforts to secure termination of any waiting periods under the Hart-Scott-Rodino Act, including without limitation, if necessary, promptly offering to sell any assets of Buyer as may be necessary to secure such termination.

     7.4  Consummation of Agreement.  Buyer shall use its reasonable efforts to
          -------------------------
perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement. Buyer will use reasonable efforts to obtain all authorizations/covenants and permits required to or permit the consummation by Buyer of the transactions contemplated by this Agreement.

     7.5  Indebtedness of the Company.  Buyer hereby covenants and agrees that,
          ---------------------------
at or after the Closing, Buyer will pay or offer to pay the Indebtedness Amount in accordance the respective terms of the obligations giving rise to the Indebtedness Amount to the holders of any such indebtedness in accordance with its terms.

     7.6  Employee Matters.
          ----------------

          (a) Buyer acknowledges that consummation of the transactions contemplated by this Agreement will constitute a change in control of the Company (to the extent such concept is applicable) for the purposes of all employee or employee benefit agreements, contracts, plans, programs, policies or arrangements of the Company as set forth in Schedule 7.6. From and after the
                                            ------------
Closing, Buyer and the Company will honor in accordance with their terms all cash bonus plans, stock option and stock incentive plans, employment agreements, consulting agreements, change-of-control agreements, and severance agreements or plans between the Company or any of its Subsidiaries and any officer, director, or employee of the Company or any of its subsidiaries in effect prior to the Closing Date which are set forth on Schedule 7.6.
                                    -------------

          (b) From and after the Closing, each employee of the Company or any of its Subsidiaries shall be eligible to participate in any and all employee benefit plans of Buyer generally made available to similarly situated employees thereof on the same basis and without distinction. To the extent that any employee of the Company or any of its Subsidiaries becomes a participant in any such plan, such employee shall be given credit under such plans for all service prior to the Closing with the Company and its Subsidiaries, or any predecessor employer (to the extent such credit was given by the Company or a Subsidiary under a similar plan) and prior to the time such employee becomes such a participant, for all purposes (including, without limitation, eligibility, waiting periods and vesting, excluding benefit accruals). In addition, if any employees of the Company or any of its Subsidiaries employed as of the Closing become covered by a medical plan of Buyer or any of its affiliates, such medical plan shall not impose any exclusion on coverage for preexisting medical conditions with respect to these employees, which exclusion is not generally applicable to employees of Buyer or any of its affiliates.

          (c) This Section 7.6 is intended for the irrevocable benefit of, and to grant third party rights to, the employees of the Company or any Subsidiary employed as of the Closing and shall be binding on all successors and assigns of Buyer and the Company. Each of the employees of the Company or any Subsidiary employed as of the Closing shall be entitled to enforce the covenants contained in this Section 7.6. Notwithstanding the foregoing, (i) but subject to the terms of the agreements described in Schedule 7.6, nothing in this Agreement
                                     ------------
shall be interpreted or construed to confer upon the employees of the Company or any Subsidiary any right with respect to continuance of employment by the Company, any Subsidiary or Buyer, nor shall this Agreement interfere in any way with the right of the Company, any Subsidiary or Buyer to terminate the employee's employment at any time and (ii) nothing in this Agreement shall interfere in any way with the right of Buyer to amend, terminate or otherwise discontinue any or all plans, practices or policies of Buyer in effect from time to time. Finally, the parties hereto agree that Buyer in its sole discretion shall determine which employees are similarly situated; provided,
                                                                   ---------
however, that such determination shall be made in good faith and may not be
--------
based on whether the employee was, prior to the Closing, an employee of the Company or any of its Subsidiaries.

     7.7  Books and Records.  Buyer will, and will cause the Company and its
          -----------------
Subsidiaries to, until the seventh anniversary of the Closing Date, retain all books, records and other documents pertaining to the businesses of the Company and its Subsidiaries in existence on the Closing Date and to make the same available for inspection and copying by the Stockholders or any affiliate of the Stockholders at the expense of the Stockholders during the normal business hours of Buyer, the Company or its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh anniversary of the Closing Date by Buyer, the Company or its Subsidiaries without first advising the Stockholders in writing and giving the Stockholders a reasonable opportunity to obtain possession thereof.

     7.8  Severance Payments.  At the Closing, Buyer shall make the payments
          ------------------
described in Schedule 7.8 hereto.
             -------------------


 SECTION 8. CONDITIONS.

     8.1  Conditions to the Obligations of Buyer.  The obligation of Buyer to
          --------------------------------------
consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a)  Representations; Warranties; Covenants.  Each of the
               --------------------------------------
representations and warranties of the Company and the Stockholders contained in Sections 3 and 4 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; (except for such representations and warranties that are as of a specific date, which representations and warranties shall be true and correct in all material respects as of such date); and the Company and each of the Stockholders shall, on or before the Closing, have performed in all material respects all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

          (b)  No Injunction.  No injunction, stay or restraining order shall be
               -------------
in effect prohibiting the consummation of the transactions contemplated by this Agreement.

          (c)  Hart-Scott-Rodino.  All required filings under the Hart-Scott-
               -----------------
Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

          (d)  Resignations.  At or prior to the Closing, the Company shall have
               ------------
delivered by Buyer the resignations of each director of the Company.

          (e)  Releases.  At the Closing, each officer and director of OCI and
               --------
the Subsidiaries listed on Schedule 3.19 hereto shall have delivered to Buyer
                           -------------
general releases of the Company and its Subsidiaries effective upon, and subject to, the Closing, except with respect to the matters disclosed in Items 1, 2 and 3 of Schedule 7.6 hereto and the matters disclosed in Schedule 3.21 hereto.
     ------------                                     -------------

     8.2  Conditions to Obligations of the Company and the Stockholders.  The
          -------------------------------------------------------------
obligation of the Company and the Stockholders to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a)  Representations; Warranties; Covenants.  Each of the
               --------------------------------------
representations and warranties of Buyer contained in Section 6 shall be true and correct in all material respects as though made on and as of the Closing and Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

          (b)  No Litigation. No injunction, stay or restraining order shall be
               -------------
in effect prohibiting the consummation of the transactions contemplated by this Agreement.

          (c)  Hart-Scott-Rodino.  All required filings under the Hart-Scott-
               -----------------
Rodino Act shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act without the objection of such federal authorities.


 SECTION 9.    TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

     9.1  Termination.  At any time prior to the Closing, this Agreement may be
          -----------
terminated as follows:

               (i) by mutual written consent of all of the parties to this Agreement;

               (ii) by Buyer, if not in breach of any of the terms of this Agreement, pursuant to written notice by Buyer to the Company and the Stockholders' Representative, if any of the conditions set forth in Section
     8.1 of this Agreement have not been satisfied at the Closing, such written notice to set forth such conditions which have not been satisfied;

               (iii) by the Company and the Stockholders, if not in breach of any of the terms of this Agreement, pursuant to written notice by the Company to Buyer, if any of the conditions set forth in Section 8.2 of this Agreement have not been satisfied at the Closing, such written notice to set forth such conditions which have not been satisfied;

               (iv) by Buyer, if not in breach of any of the terms of this Agreement, pursuant to written notice by Buyer to the Company and the Stockholders' Representative of a the occurrence of a breach of this Agreement by the Company or the Stockholders, if such breach is not cured within five (5) business days of delivery of the notice referenced in this subsection (iv);

               (v) by the Company and the Stockholders, if not in breach of any of the terms of this Agreement, pursuant to written notice by the Company of the occurrence of a breach of this Agreement by Buyer, if such breach is not cured within five (5) business days of delivery of the notice referenced in this subsection (v); and

               (vi) by either the Company and the Stockholders, on the one hand, or Buyer, on the other, if the party seeking to terminate this Agreement is not in breach of any of the terms of this Agreement, if the Closing has not occurred prior to December 31, 1998.

     9.2  Effect of Termination.  All obligations of the parties hereunder shall
          ---------------------
cease upon any termination pursuant to Section 9.1, provided, however, that (a) the provisions of this Section 9 and Section 7.2 hereof shall survive any termination of this Agreement; and (b) except as provided in Section 10.5(a) below, nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein.

     9.3  Waiver; Extension of Time for Performance.  The Company and the
          -----------------------------------------
Stockholders' Representative may extend the time for the performance of any of the obligations or other acts of Buyer hereunder, waive any inaccuracies in the representations and warranties of Buyer contained herein or in any document delivered pursuant hereto, or waive compliance by Buyer with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company or the Stockholders' Representative. Buyer may extend the time for the performance of any of the obligations or other acts of the Company or the Stockholders hereunder, waive any inaccuracies in the representations and warranties of the Company or the Stockholders contained herein or in any document delivered pursuant hereto, or waive compliance by the Company or the Stockholders with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by Buyer.

 SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; OTHER REMEDIES.

     10.1  Survival.  The respective representations and warranties of the
           --------
Company, the Stockholders and of Buyer hereunder shall not survive the Closing; provided, however, the representations and warranties in Sections 3.3, 3.7, 4.1 and 4.2 (the "Surviving Representations") shall survive the Closing for a period of one (1) year.

     10.2  Information.  Buyer hereby acknowledges each of the following:
           -----------

          (a) Buyer has received all materials relating to the businesses of the Company and each Subsidiary which it has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any such information or of any representation or warranty made by the Company and the Stockholders hereunder or to otherwise evaluate the merits of the transactions contemplated hereby; and

          (b) The Company, the Stockholders and their representatives have answered to Buyer's satisfaction all inquiries that Buyer or its representatives have made concerning the businesses of the Company and each Subsidiary or otherwise relating to the transactions contemplated hereby.

     10.3 Indemnification of Buyer and Its Affiliates.  Each Stockholder
          -------------------------------------------
severally, and not jointly, agrees to defend, indemnify and hold harmless Buyer and its partners, shareholders, officers, directors, employers and agents (individually, a "Buyer Indemnitee" and collectively, the "Buyer Indemnitees"), against and in respect of:

          (a) any and all losses, damages, deficiencies or liabilities ("Losses") caused by, resulting or arising from or otherwise relating to (A) any failure of any of the Surviving Representations of the Company or any Stockholder contained herein to be true in all material respects when made and as at the Closing Date, it being understood that to the extent that any such representations and warranties were made as of a specified date the same shall apply only to the failure of such representations and warranties to be true in all material respects as of such specified date or (B) the failure of any Stockholder to comply in all material respects with any undertaking or other agreement or obligation hereunder to be performed, fulfilled or otherwise complied with by such Stockholder after the Closing; and

          (b) any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, reasonable costs and expenses (all together "Costs"; Costs and Losses together shall hereinafter be referred to as "Damages"), including reasonable attorneys' fees, incident to any of the foregoing or such indemnification;

provided, however, that if any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against any Buyer Indemnitee in respect of which such Buyer Indemnitee proposes to demand indemnification, such Buyer Indemnitee shall notify the Stockholders' Representative thereof within a reasonable period of time (and in no event more than fifteen (15) days) after assertion thereof. The Stockholders shall have the right within thirty (30) days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at their own expense, employment of counsel and at any time thereafter to exercise on behalf of the Buyer Indemnitee any rights which may mitigate any of the foregoing; provided, however, that if the Stockholders shall have exercised their right to assume such control, the Buyer Indemnitee (i) may, in its sole discretion, employ counsel to represent it (in addition to counsel employed by the Stockholders, and in the latter case, at the Buyer Indemnitee's sole expense) in any such matter, and in such event counsel selected by the Stockholders shall be required to cooperate with such counsel of the Buyer Indemnitee in such defense, compromise or settlement for the purpose of informing and sharing information with such Buyer Indemnitee and (ii) will, at its own expense, make available to the Stockholders those employees of Buyer or any affiliate of Buyer (including but not limited to the Company and its Subsidiaries) whose assistance, testimony or presence is necessary to assist the Stockholders in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of Buyer and its affiliates (including but not limited to the Company and its Subsidiaries).

     10.4 Indemnification of the Stockholders and any Affiliate of the
          ------------------------------------------------------------
Stockholders. Buyer agrees to defend, indemnify and hold harmless the
------------
Stockholders and their partners, shareholders, officers, directors, employers and agents (individually, a "Stockholder Indemnitee", and collectively, the "Stockholder Indemnitees"), against and in respect of:

          (a) any and all Losses caused by, resulting or arising from or otherwise relating to (A) any failure of any representation or warranty of Buyer contained herein to be true in all material respects when made and as at the Closing Date, it being understood that to the extent that any such representations and warranties were made as of a specified date the same shall apply only to the failure of such representations and warranties to be true in all material respects as of such specified date or (B) the failure of Buyer to comply in all material respects with any undertaking or other agreement or obligation hereunder to be performed, fulfilled or otherwise complied with by Buyer after the closing;

          (b) any and all liabilities and obligations of the Stockholders and any affiliate of the Stockholders assumed by Buyer or any affiliate of Buyer pursuant to Section 7.5 or 7.6 or otherwise relating to the businesses of the Company or its Subsidiaries (other than with respect to the Stockholders' obligations under Section 10.3 hereof); and

          (c) any and all Costs, including reasonable attorneys' fees incident to any of the foregoing or such indemnification;

provided, however, that if any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against any Stockholder Indemnitee in respect of which such Stockholder Indemnitee proposes to demand indemnification, such Stockholder Indemnitee shall notify Buyer thereof within a reasonable period of time (and in no event more than fifteen (15) days) after assertion thereof. Buyer shall have the right within thirty (30) days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at its own expense, employment of counsel and at any time thereafter to exercise on behalf of Stockholder Indemnitee any rights which may mitigate any of the foregoing; provided, however, that if Buyer shall have exercised its right to assume such control, a Stockholder Indemnitee (i) may, in its sole discretion, employ counsel to represent it (in addition to-counsel employed by Buyer, and in the latter case, at such Stockholder Indemnitees' sole expense) in any such matter, and in such event counsel selected by Buyer shall be required to cooperate with such counsel of such Stockholder Indemnitee in such defense, compromise or settlement for the purpose of informing and sharing information with such Stockholder Indemnitee and (ii) will, at its own expense, make available to Buyer those employees of the Stockholders or any affiliate of the Stockholders whose assistance, testimony or presence is necessary to assist Buyer in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of the Stockholders or any affiliate of the Stockholders.

     10.5  Remedies.
           --------

          (a) Prior to the Closing, Buyer shall have no right or remedy to take any action in respect of, and the Company and the Stockholders shall have no liability to Buyer in respect of, any breach by the Company or the Stockholders of any of their respective representations or warranties contained herein or a material failure to comply with any of their covenants, conditions or agreements contained herein, except (i) to terminate this Agreement pursuant to Section 9.1 hereof, in which event, the Company and the Stockholders shall thereupon have no obligation or liability to Buyer whatsoever hereunder; or (ii) to seek specific performance or injunctive relief as provided in Section 10.5(c) below.

          (b) After the Closing Date, the sole and exclusive remedy of both Buyer and the Stockholders hereunder or otherwise in connection with the transactions contemplated hereby shall be restricted to the indemnification rights set forth in this Section 10. After the Closing, the Stockholders shall not be entitled to recover from the Company any Damages arising from a breach of the representations of the Company set forth in Section 3.

          (c) The Company and the Stockholders acknowledge and agree that Buyer will be irreparably damaged in the event of any breach by the Company or the Stockholders of any of their obligations to sell, assign and transfer the Company Securities to Buyer. Buyer acknowledges and agrees that the Company and the Stockholders will be irreparably damaged in the event of any breach by Buyer of its obligations to purchase the Company Securities from the Stockholders. Buyer, the Company and the Stockholders agree that remedies available to Buyer, the Company and the Stockholders at law alone will be inadequate for any breach described in this Section 10.5(c). Buyer, the Company and the Stockholders may enforce their rights by an action in a court of equity for a decree of specific performance or for a temporary or permanent injunction, without the necessity of showing actual damages or furnishing a bond or other security, and each of Buyer, the Company and the Stockholders expressly waives the defense that a remedy in damages will be adequate.

     10.6 Certain Limitations.  The liability of the Stockholder or Buyer, as
          -------------------
applicable, for claims under this Agreement shall be limited by the following:

          (a) One (1) year after the Closing Date, neither the Stockholders nor Buyer shall have any further obligations under this Section 10 or this Agreement or otherwise, except for Damages with respect to which a Buyer Indemnitee has given the Stockholders, or a Stockholder Indemnitee has given Buyer, as applicable, written notice prior to such date.

          (b) The amount of Damages otherwise recoverable under this Section 10 shall be reduced to the extent to which any Federal, state, local or foreign tax liabilities of the Stockholder Indemnitee or the Buyer Indemnitee, as applicable, or any of their respective affiliates (including in the case of Buyer, the Company and its Subsidiaries once the Closing has occurred) is decreased by reason of any Damage in respect of which such Stockholder Indemnitee or Buyer Indemnitee, as applicable, shall be entitled to indemnity under this Agreement.

          (c) No Damages shall be recoverable by a Stockholder Indemnitee or Buyer Indemnitee with respect to any matter which is covered by insurance, to the extent proceeds of such insurance or other third party indemnitor are paid net of any costs incurred in connection with the collection thereof and the Stockholder Indemnitee or the Buyer Indemnitee, as the case may be, hereby agree to exhaust its remedies against all applicable insurers or indemnitors prior to recovering any amounts hereunder.

          (d) Any payment required under this Section 10 paid to any Buyer Indemnitee or any Stockholder Indemnitee, as the case may be, shall be treated by Buyer and the Stockholder as a further adjustment of the Purchase Price for the Company Securities.

          (e)  (i)   Except for Damages resulting from a breach of the
          representations and warranties contained in Sections 3.3, 4.1 and 4.2, no Damages shall be recoverable by a Stockholder Indemnitee or Buyer Indemnitee pursuant to the provisions of this Section 10, and no claim therefor shall be asserted for any purpose whatsoever hereunder, unless the aggregate amount of the Stockholder Indemnitees' or the Buyer Indemnitees', as the case may be,

          Damages equals at least $5,000,000 in the aggregate and then only to the extent such Damages exceed $5,000,000 in the aggregate.

               (ii) Except for Damages resulting from a breach of the representations and warranties contained in Sections 3.3, 4.1 and 4.2, Damages for breach of which are limited to the purchase price to be paid tothe applicable Stockholder Indemnitee, the aggregate amount of Damages recoverable pursuant to the provisions of this Section 10 by all the Buyer Indemnitees in the aggregate shall be limited to $10,000,000.

               (iii) Except for Damages resulting from a breach of the representations and warranties contained in Sections 3.3, 4.1 and 4.2, Damages for breach of which are limited to the purchase price to be paid to the applicable Stockholder Indemnitee, the amount to be payable by any Stockholder Indemnitee to all Buyer Indemnitees pursuant to the provisions of this Section 10 shall in no event exceed such Stockholder Indemnitee's indemnification cap as set forth opposite such Stockholder Indemnitee's name in column 8 of Exhibit A
                                                                     ---------
          hereto.

          (f) No Damages shall be recoverable by any Buyer Indemnitee pursuant to the provisions of this Section 10, and no claim therefor shall be asserted for any purpose whatsoever hereunder, which arise out of facts, circumstances or conditions which are disclosed in this Agreement or any Schedule or Exhibit hereto or of which any Buyer Indemnitee had knowledge on or before the Closing Date.


 SECTION 11.   MISCELLANEOUS

     11.1 Governing Law.  This Agreement shall be construed under and governed
          -------------
by the internal laws of the State of New York without regard to its conflict of laws provisions.

     11.2 Notices.  Any notice, request, demand or other communication required
          -------
or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail or a nationally-recognized overnight courier, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                     Lamar Advertising Company
                              5551 Corporate Blvd.
                              P.O. Box 66338
                              Baton Rouge, LA 70896
                              Attn: Chief Financial Officer

With a copy to:               Kean, Miller, Hawthorne, D'Armond, et. al.
                              Twenty-Second Floor
                              One American Place
                              Baton Rouge, LA 70825
                              Attn: Ben R. Miller, Jr., Esq.

TO COMPANY:                   Outdoor Communications, Inc.
                              512 Taylor Street
                              Corinth, MS  38834
                              Attn:  Chairman

With a copy to:               Goodwin, Procter & Hoar  LLP
                              Exchange Place
                              Boston, MA  02109
                              Attn: David F. Dietz, P.C.


TO ANY STOCKHOLDER:           At such Stockholder's address as set forth on
                              Exhibit A attached hereto.
                              ---------

With a copy to:               Goodwin, Procter & Hoar  LLP
                              Exchange Place
                              Boston, MA  02109
                              Attn:  David F. Dietz, P.C.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

     11.3 Entire Agreement.  This Agreement, including the Schedules and
          ----------------
Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

     11.4  Assignability; Binding Effect.  This Agreement is not assignable
           -----------------------------
without the written consent of the parties hereto except, that Buyer may assign its rights and obligations hereunder to a corporation or partnership controlling, controlled by or under common control with Buyer upon written notice to the Company and the Stockholders, and such assignment shall not relieve Buyer of any liability hereunder. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     11.5  Captions and Gender.  The captions in this Agreement are for
           -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

     11.6  Execution in Counterparts.  For the convenience of the parties and to
           -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     11.7  Amendments.  This Agreement may not be amended or modified, nor may
           -----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

     11.8  Publicity and Disclosures.   Except as required by the Exchange Act,
           --------------------------
no press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company.

     11.9  Consent to Jurisdiction.  Each of the parties hereby consents to
           -----------------------
personal jurisdiction, service of process and venue in the federal or state courts of Massachusetts for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

     11.10  Dispute Resolution.  Any dispute arising out of or relating to this
            ------------------
Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S)1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

     Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

          (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

          (b)   no other discovery;

          (c) hearings before the neutral advisor which shall not exceed three hours; such hearings to take place in one or two days at a maximum; and

          (d) decision to be rendered not later than 10 days following such hearings.

     Each of Buyer, the Company and the Stockholders (a) hereby unconditionally and irrevocably submits to the jurisdiction of the United States District Court for the District of Massachusetts, for the purpose of enforcing the award or decision in any such proceeding and (b) hereby waives, and agrees not to assert in any civil action to enforce the award, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the civil action is brought in an inconvenient forum, that the venue of the civil action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of Buyer, the Company and the Stockholders hereby consents to service of process by registered mail at the address to which notices are to be given. Each of Buyer, the Company and the Stockholders agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against Buyer, the Company or the Stockholders in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party may at
                                     --------  -------
its option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets, may be found.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                    BUYER:

                                    LAMAR ADVERTISING COMPANY


                                    By: /s/ Keith A. Istre
                                       --------------------------------------

                                    Title: Chief Financial Officer
                                          -----------------------------------



                                    COMPANY:

                                    OUTDOOR COMMUNICATIONS, INC.


                                    By: /s/ John C Stanley IV
                                       --------------------------------------

                                    Title: Chairman
                                           ----------------------------------

                                    STOCKHOLDERS:

                                    /s/ John C Stanley IV
                                    -------------------------------------------
                                    John C Stanley IV


                                    /s/ A.B. Isbell
                                    -------------------------------------------
                                    A.B. Isbell


                                    /s/ Norman Isbell
                                    -------------------------------------------
                                    Norman Isbell

                                    /s/ William Hull Davis
                                    -------------------------------------------
                                    William Hull Davis



                                    THE JCS TRUST


                                    By: /s/ John C Stanley IV
                                       ----------------------------------------
                                       John C Stanley IV, Trustee


                                    THE LWS TRUST


                                    By: /s/ John C Stanley IV
                                       ----------------------------------------
                                       John C Stanley IV, Trustee


                                    /s/ Priscilla S. Denton
                                    -------------------------------------------
                                    Priscilla S. Denton

                                    /s/ Douglas W. Ferris, Jr.
                                    -------------------------------------------
                                    Douglas W. Ferris, Jr.


                                    /s/ Richard W. Ebersole
                                    -------------------------------------------
                                    Richard W. Ebersole


                                    /s/ G. Robert Joiner
                                    -------------------------------------------
                                    G. Robert Joiner


                                    /s/ Gerald P. Scott
                                    -------------------------------------------
                                    Gerald P. Scott


                                    /s/ John Andrews
                                    -------------------------------------------
                                    John Andrews


                                    /s/ Mark Sherwood
                                    -------------------------------------------
                                    Mark Sherwood


                                    /s/ Ricky W. Thomas
                                    -------------------------------------------
                                    Ricky W. Thomas

                                    MEDIA/COMMUNICATIONS
                                    PARTNERS II LIMITED PARTNERSHIP

                                    By:  M/CP II L.P., General Partner

                                    By:  M/CP II General Partner-S, Inc.,
                                           a General Partner

                                    By:  /s/ Stephen F. Gormley
                                       -----------------------------------------
                                       Stephen F. Gormley
                                       President


                                    MEDIA/COMMUNICATIONS
                                    INVESTORS LIMITED PARTNERSHIP

                                    By:  M/C Investors General Partner-S, Inc.,
                                           a General Partner

                                    By:  /s/ Stephen F. Gormley
                                       -----------------------------------------
                                       Stephen F. Gormley
                                       President

                                    CHASE VENTURE CAPITAL
                                    ASSOCIATES, L.P.

                                    By:  Chase Capital Partners,
                                          its General Partner

                                    By:  /s/ Brian J. Richmand
                                       -----------------------------------------
                                       Brian J. Richmand

                                    JCS TRUST NO. 2


                                    By: /s/ John C Stanley IV
                                       -----------------------------------------


                                    LWS TRUST NO. 2


                                    By: /s/ John C Stanley IV
                                       -----------------------------------------


                                    /s/ Steven B. Isbell
                                    -------------------------------------------
                                    Steven B. Isbell

                                    /s/ Brad Isbell
                                    -------------------------------------------
                                    Brad Isbell

                                    /s/ Lydia A. Bethay
                                    -------------------------------------------
                                    Lydia A. Bethay

                                   SCHEDULES

Schedule 3.4      Subsidiaries
Schedule 3.5      Conflicts
Schedule 3.6      Owned and Leased Real Properties; Encumbrances
Schedule 3.7      Financial Statements
Schedule 3.8      Taxes
Schedule 3.9      Actions Outside the Ordinary Course
Schedule 3.11     Certain Contracts
Schedule 3.12     Litigation
Schedule 3.13     Insurance
Schedule 3.16     Employee Benefit Programs
Schedule 3.17     Labor Disputes
Schedule 3.18     Environmental Matters
Schedule 3.19     List of Officers and Directors
Schedule 3.20     Certain Changes
Schedule 3.21     Affiliate Transactions
Schedule 7.6      Employee Matters
Schedule 7.8      Employee Payments

                                   EXHIBIT A




------------------------------------------------------------------------------------------------------------------------------------

                                  Shares of    Shares of    Shares of
                                   Class A      Class B     Series A
    Name and Address               Common        Common     Preferred   Preferred      Option        Pro Rata       Indemnification
        Stockholder                Stock/+/      Stock       Stock     LLC Interests   Shares          Share          Cap Amount
------------------------------------------------------------------------------------------------------------------------------------

Media/Communications II             3,227.67   2,017.29   104,938.87             --       --         41.2080452%     $4,120,804.52
Limited Partnership
c/o Media/Communications
Partners
75 State Street
Boston, MA  02109
------------------------------------------------------------------------------------------------------------------------------------

Chase Venture Capital               2,048.57   1,587.94    72,757.62             --       --         28.5709459%     $2,857,094.59
Associates, L.P.
c/o Chase Capital Partners
380 Madison Avenue
12th Floor
New York, NY  10017
------------------------------------------------------------------------------------------------------------------------------------

John C Stanley IV                    1092.16         --          --    2,388,127.71      212         10.2463859%     $1,024,638.59
4305 Shiloh Road
Corinth, MS 38834
------------------------------------------------------------------------------------------------------------------------------------

A.B. Isbell                           938            --          --    2,082,385.76      120          8.3123821%     $  831,238.21
6400 Shiloh Road
Corinth, MS  38834
------------------------------------------------------------------------------------------------------------------------------------

Media/Communications Investors        134.49      84.05    4,372.46              --       --          1.7170019%     $  171,700.19
Limited Partnership
c/o Media/Communications
Partners
75 State Street
Boston, MA  02109
------------------------------------------------------------------------------------------------------------------------------------

The JCS Trust                          98.19         --          --      194,737.40       --          0.7714488%     $   77,144.88
c/o John C Stanley IV
Trustee
4305 Shiloh Road
Corinth, MS 38834
------------------------------------------------------------------------------------------------------------------------------------

JCS Trust No. 2                        56            --          --              --       --          0.4399749%     $   43,997.49
c/o Lenoir W. Stanley, Trustee
4305 Shiloh Road
Corinth, MS 38834
or
c/o Priscilla S. Denton, Trustee
112 Pidgeon Road
Memphis, TN  38117
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------

                                  Shares of    Shares of   Shares of
                                   Class A      Class B    Series A
    Name and Address of            Common       Common    Preferred     Preferred        Option        Pro Rata     Indemnification
        Stockholder                Stock/+/      Stock      Stock     LLC Interests      Shares         Share          Cap Amount
------------------------------------------------------------------------------------------------------------------------------------

The LWS Trust                          98.19         --          --      194,737.40       --          0.7714488%     $   77,144.88
c/o Lenoir W. Stanley
Trustee
4305 Shiloh Road
Corinth, MS 38834
------------------------------------------------------------------------------------------------------------------------------------

LWS Trust No. 2                        56            --          --              --       --          0.4399749%     $   43,997.49
c/o John C Stanley IV
Trustee
4305 Shiloh Road
Corinth, MS 38834
or
c/o Priscilla S. Denton, Trustee
112 Pidgeon Road
Memphis, TN  38117
------------------------------------------------------------------------------------------------------------------------------------

Priscilla S. Denton                    87.50         --          --      173,532.17       --          0.6874607%     $   68,746.07
112 Pidgeon Road
Memphis, TN 38117
------------------------------------------------------------------------------------------------------------------------------------

William Hull Davis                     87.50         --          --      173,532.17       --          0.6874607%     $   68,746.07
3008 Lake Terrace Drive
Corinth, MA 38834
------------------------------------------------------------------------------------------------------------------------------------

Douglas W. Ferris, Jr.                 87.50         --          --      173,532.17       --          0.6874607%     $   68,746.07
40 South Rose Road
Memphis, TN 38117
------------------------------------------------------------------------------------------------------------------------------------

G. Robert Joiner                       68.50         --    1,018.24              --       40          0.8524513%     $   85,245.13
1005 Peachtree Street
Corinth, MS 38834
------------------------------------------------------------------------------------------------------------------------------------

Gerald P. Scott                        52.50         --    1,018.24              --       40          0.7267442%     $   72,674.42
3505 Shiloh Ridge Road
Corinth, MS 38834
------------------------------------------------------------------------------------------------------------------------------------

Norman Isbell                          79.95         --    1,030.31      103,031.12       --          0.6281427%     $   62,814.27
119 W. Linden Street
Corinth, MS 38834
------------------------------------------------------------------------------------------------------------------------------------

Mark K. Sherwood                       35.00         --      665.48              --       40          0.5892520%     $   58,925.20
8508 Cedarcrest
Traverse City, MI 49684
------------------------------------------------------------------------------------------------------------------------------------

John Andrews                           35.00         --      665.48              --       40          0.5892520%     $   58,925.20
201 N. 37th Street
Birmingham, AL 35222
------------------------------------------------------------------------------------------------------------------------------------

Ricky W. Thomas                        16.00         --          --              --       89          0.8249529%     $   82,495.29
3205 Melinda Lane
Corinth, MS 38824
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------

                                  Shares of   Shares of   Shares of
                                   Class A     Class B     Series A
    Name and Address of            Common       Common    Preferred     Preferred        Option        Pro Rata     Indemnification
        Stockholder                Stock/+/      Stock      Stock     LLC Interests      Shares         Share          Cap Amount
------------------------------------------------------------------------------------------------------------------------------------

Richard Ebersole                       35.00         --      694.13              --       40          0.5892520%      $   58,925.20
1135 Picadilly
Traverse City, MI  49684
------------------------------------------------------------------------------------------------------------------------------------

Steven B. Isbell                       28            --          --              --       --          0.2199874%      $   21,998.74
2333 Timothy Drive
Cookeville, IN 38506
------------------------------------------------------------------------------------------------------------------------------------

Brad Isbell                            28            --          --              --       --          0.2199874%      $   21,998.74
2410 Wilford Drive
Nashville, TN 37214
------------------------------------------------------------------------------------------------------------------------------------

Lydia A. Bethay                        28            --          --              --       --          0.2199874%      $   21,998.74
P.O. Box 442
Booneville, MS 38829
------------------------------------------------------------------------------------------------------------------------------------
